Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS AND SIX MONTHS ENDED JANUARY 31, 2014

     J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2014.

     Revenues from Operations for the three months ended January 31, 2014, amounted to $4,139,589 compared to revenues of $4,105,489 in the comparable 2013 three-month period, while revenues from Operations for the six months ended January 31, 2014, were $8,358,353 compared to revenues of 8,300,021 in the comparable 2013 six-month period..

     Net loss from Operations for the three months ended January 31, 2014 was ($57,050), or ($.03) per share, compared to net loss from Operations of ($10,968), or ($.01) per share, in the comparable 2013 three-month period.

     Net income from Operations for the six months ended January 31, 2014, was $378,974, or $.19 per share, compared to net income from Operations of $489,806, or $.24 per share, in the comparable 2013 six-month period.

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Dated: March 5, 2014